Exhibit 10.29

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is effective as of the 1st day of October, 2012 (“Effective Date”), by and between Liberty Global BV, a company organized under the laws of the Netherlands, with an address of Boeing Avenue 53, 119PE Schiphol-Rijk, The Netherlands (“Lessor”), and _____________, with an address of ____________________________ (“Lessee”);

RECITALS

WHEREAS, Lessor is the operator of that certain Dassault Falcon 900EX aircraft, bearing manufacturer’s serial number 61, currently registered with the Federal Aviation Administration (“FAA”) as N240LG, equipped with three (3) Honeywell TFE731 Series engines, bearing manufacturer’s serial numbers P-112296, P-112297 and P-112298 (“Aircraft”) and has leased the Aircraft from UIM Aircraft, LLC (“Owner”);

WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft;

WHEREAS, Owner has obtained and may obtain in the future a loan from and has granted and may grant in the future a security interest in the Aircraft to one or more financial or lending institutions (“Lender”) pursuant to an aircraft security agreement and other loan documents (collectively, “Loan Documents”);

WHEREAS, Lessor desires to enter into a lease with Lessee for use of said Aircraft and to provide a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis, as defined in Section 91.501(c) of the Federal Aviation Regulations (“FAR”); and

WHEREAS, the use of the Aircraft by Lessee shall at all times be pursuant to and in full compliance with the requirements of FAR Sections 91.501 (b) (6), 91.501 (c) (1) and 91.501 (d);

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Agreement, the parties agree as follows:

1.    Lessor agrees and has the right to lease the Aircraft to Lessee on a periodic, non-exclusive basis, and to provide a fully qualified flight crew for all operations, pursuant and subject to the provisions of FAR Section 91.501 (c) (1) and the terms of this Agreement. With respect to each flight undertaken under this Agreement, Lessor shall have and retain operational control of the Aircraft as provided in the applicable FAR (as defined in FAR Section 1.1 “operational control,” with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight.); and, for federal tax purposes, shall have and retain “possession, command and control” of the Aircraft. This Agreement shall commence on the Effective Date and continue until the first anniversary of the Effective Date. Thereafter, this Agreement shall be automatically renewed on a month to month basis, unless sooner terminated by either party as hereinafter provided. Either party may at any time terminate this Agreement (including during the initial one-year term) upon thirty (30) days prior written notice to the other party. At all times this Agreement shall be subject and subordinate to the Loan Documents in favor of Lender. All obligations of Lessor and Lessee

Exhibit 10.29

hereunder shall be performed and fulfilled in a manner consistent with the requirements of the Loan Documents and in the case of Lessee, to the extent that it is notified of such requirement from time-to-time.

2.    Lessee shall pay Lessor for each flight conducted under this Agreement in an amount determined by Lessor, which in no event shall exceed the following actual expenses of each specific flight as authorized by FAR Section 91.501 (d):

(a)    Fuel, oil, lubricants, and other additives;
(b)    Travel expenses of the crew, including food, lodging and ground                     transportation;
(c)     Hangar and tie down costs away from the Aircraft's base of operation;
(d)    Insurance obtained for the specific flight;
(e)    Landing fees, airport taxes and similar assessments;

(f)	Customs, foreign permit, and similar fees directly related to the flight;
(g)    In-flight food and beverages;
(h)    Passenger ground transportation; and
(i)    Flight planning and weather contract services; and
(j)    An additional charge equal to 100% of the expenses listed in subparagraph             (a) of this paragraph.

3.    Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will bill Lessee on a monthly basis as soon as practicable after the last day of each calendar month for the amount payable in accordance with paragraph 2 above for all flights for the account of Lessee during the preceding month. Lessee shall pay Lessor for all flights for the account of Lessee pursuant to this Agreement within thirty (30) days of receipt of the invoice therefor. Without limiting the foregoing, amounts payable by Lessee to Lessor under this Agreement may include any federal excise tax that may be imposed under Internal Revenue Code Section 4261 or any similar excise taxes, if any.

4.    Lessee shall provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in no event less than twenty-four (24) hours in advance of Lessee's planned departure, unless Lessor otherwise agrees. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor's flight crew:

(a)    proposed departure point;
(b)    destinations;
(c)    date and time of flight;
(d)    the number of anticipated passengers;
(e)    the identity of each anticipated passenger;
(f)    the nature and extent of luggage and/or cargo to be carried;
(g)    the date and time of return flight, if any; and

(h)    any other information concerning the proposed flight that may be pertinent             or required by Lessor or Lessor's flight crew.

5.     Lessor, including Lessor’s Flight Operations Department, shall have sole and exclusive authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight, provided however, that, Lessor will use commercially reasonable efforts to accommodate Lessee's needs and to avoid conflicts in scheduling.

6.     As between Lessor and Lessee, Lessor shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7.    Lessor shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

8.    In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Lessor.

9.     (a)    At all times during the term of this Agreement, Lessor shall cause to be carried and maintained, at Lessor's cost and expense, physical damage insurance with respect to the Aircraft, third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in such amounts and on such terms and conditions as Lessor shall determine in its sole discretion. Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

(b)    Any policies of insurance carried in accordance with this Agreement: (i) shall name Lessee as an additional insured; (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee; and (iii) shall require the insurers to provide at least 30 days’ prior written notice (or at least seven days’ in the case of any war-risk insurance) to Lessee if the insurers cancel insurance for any reason whatsoever, provided that the insurers shall provide at least 10 days prior written notice if the same is allowed to lapse for non-payment of premium. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(c)    Lessor shall obtain the approval of this Agreement by the insurance carrier for each policy of insurance on the Aircraft. If requested by Lessee, Lessor shall arrange for a Certificate of Insurance evidencing the insurance coverage with respect to the Aircraft carried and maintained by Lessor to be given by its insurance carriers to Lessee or will provide Lessee with a copy of such insurance policies. Lessor will give Lessee reasonable advance notice of any material modifications to insurance coverage relating to the Aircraft.

10.    (a)     LESSEE AGREES THAT THE PROCEEDS OF INSURANCE (“INSURANCE PROCEEDS”) WILL BE LESSEE’S SOLE RECOURSE AGAINST LESSOR, ITS AFFILIATES, AND ITS AND THEIR RESPECTIVE PRESENT OR FORMER DIRECTORS, OFFICERS, EMPLOYEES, INSURERS AND AGENTS, AND THE SUCCESSORS AND ASSIGNS THEREOF (COLLECTIVELY, THE “LESSOR PARTIES”) WITH RESPECT TO ANY CLAIMS, ACTIONS, SUITS, PROCEDURES, COSTS, EXPENSES, DAMAGES AND LIABILITIES (COLLECTIVELY, “CLAIMS”) THAT LESSEE, ITS EMPLOYEES, AGENTS, GUESTS OR INVITEES (AND THE LAWFUL SUCCESSOR AND ASSIGNS THEREOF) (COLLECTIVELY, THE “LESSEE PARTIES”), MAY HAVE UNDER THIS AGREEMENT OF WHATSOEVER NATURE, WHETHER SEEN OR UNFORESEEN, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LESSOR.

(b) IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE OR ITS EMPLOYEES, AGENTS, GUESTS, OR INVITEES (AND THE LAWFUL SUCCESSORS AND ASSIGNS THEROF) FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, UNDER ANY CIRCUMSTANCES OR FOR ANY REASON, INCLUDING AND NOT LIMITED TO ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT, OR CAUSED BY THE PERFORMANCE OR NON-PERFORMANCE BY LESSOR OF THIS AGREEMENT.

(c)   LESSEE AGREES TO INDEMNIFY AND HOLD HARMLESS THE LESSOR PARTIES FROM ALL CLAIMS, INCLUDING REASONABLE ATTORNEY’S FEES AND COSTS, BROUGHT BY THE LESSEE PARTIES AGAINST THEM ARISING FROM OR RELATED TO (i) SUBJECT TO PARAGRAPH 10 (a) ABOVE, AMOUNTS THAT EXCEED THE INSURANCE PROCEEDS, OR (ii) CONSEQUENTIAL DAMAGES.

(d) THE PROVISIONS OF THIS SECTION 10 SHALL SURVIVE INDEFINITELY THE TERMINATION OR EXPIRATION OF THE AGREEMENT.

11.    Lessee warrants that:

(a)    It will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

(b)    It will refrain from incurring any mechanics, international interest, prospective international interest or other lien and shall not attempt to convey, mortgage, assign, lease or grant or obtain an international interest or prospective international interest or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c)     It will comply with all applicable laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

12.    For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Centennial Airport, Englewood, Colorado.

13.    A copy of this Agreement shall be carried in the Aircraft and available for review upon the request of the Federal Aviation Administration on all flights conducted pursuant to this Agreement.

14.    Lessee shall not assign this Agreement or its interest herein to any other person or entity without the prior written consent of Lessor, which may be granted or denied in Lessor’s sole discretion. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other person. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the parties respecting such subject matter. This Agreement may be amended or supplemented and any provision hereof waived only by a written instrument signed by all parties. The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall not constitute a waiver of any such provisions, rights or remedies. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement.

15.     Except as otherwise set forth in paragraph 4, all communications and notices provided for herein shall be in writing and shall become effective when delivered by facsimile transmission (to Lessor at +31 20 778 2926 or to Lessee at 720-875-5400) or by personal delivery, Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Lessor or Lessee at their respective addresses set forth above, or else as otherwise directed by the other party from time to time in writing.

16.    If any one or more provisions of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provisions shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.

17.     This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Colorado, without reference to conflicts of laws.

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18.        TRUTH IN LEASING STATEMENTUNDER FAR SECTION 91.23

THE AIRCRAFT, A DASSAULT FALCON 900EX, MANUFACTURER'S SERIAL NO. 61, CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N240LG, HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE, LIBERTY GLOBAL BV, BOEING AVENUE 53, 119PE SCHIPHOL-RIJK, THE NETHERLANDS, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

LIBERTY GLOBAL BV, LOCATED AT BOEING AVENUE 53, 119PE SCHIPHOL-RIJK, THE NETHERLANDS, THROUGH ITS UNDESIGNED AUTHORIZED SIGNATORIES BELOW, CERTIFIES THAT LESSOR IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

LESSOR

Liberty Global BV

By:
Name:
Title: _________________________
Date:

By: __________________________
Name: ________________________
Title:__________________________
Date: _________________________

LESSEE

Name:
Date:

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING” REQUIREMENTS

1.
Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.	Telephone the nearest Flight Standards District Office at least forty eight hours prior to the first flight under this lease.

3.	Carry a copy of the lease in the aircraft at all times.